EXHIBIT 4.1


                       INCORPORATED UNDER THE LAWS OF
                            THE STATE OF DELAWARE



                          WORLDWIDE WIRELESS, INC.

   Total Authorized Issue 22,500,000        2,500,000 Shares Par Value $.01
  SHARES 20,000 Shares Par Value $.01             EACH PREFERRED STOCK
          EACH COMMON STOCK


      THIS IS TO CERTIFY THAT ____________________________________________ IS

THE OWNER OF _____________________________________________________________
           FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                          WORLDWIDE WIRELESS, INC.

       transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this
                       Certificate properly endorsed.
      Witness, the seal of the Corporation and the signatures of its duly authorized officers.

      Dated


___________________________________        ______________________________
SECRETARY                                  PRESIDENT